As filed with the Securities and Exchange Commission on March 30, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALEXANDER’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0100517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 Route 4 East

Paramus, New Jersey 07652

(201) 587-8541

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Iocco

Chief Financial Officer

Alexander’s, Inc.

210 Route 4 East

Paramus, New Jersey 07652

(201) 587-8541

(Name, address, and telephone number of agent for service)

Copies to:

Lisa L. Jacobs, Esq.	Alan Rice, Esq.
Shearman & Sterling LLP	Secretary
599 Lexington Avenue	Alexander’s, Inc.
New York, New York 10022	888 Seventh Avenue
New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒ If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)(2)	AMOUNT OF REGISTRATION FEE (1)(2)
Common stock, par value $1.00 per share
Preferred stock, par value $1.00 per share
Depositary shares representing preferred stock (3)
Debt securities
Debt warrants (4)
Total	(1)(2)	(1)(2)	(1)(2)	(1)(2)

(1)	This registration statement covers an indeterminate amount of the securities of each identified class of securities.
(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.
(4)	Debt warrants may be sold separately or with other securities.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

DEBT WARRANTS

Alexander’s, Inc. may, from time to time, offer to sell common stock, preferred stock, debt securities or debt warrants. The preferred stock may either be sold separately or represented by depositary shares. The debt securities may be convertible into our common or preferred stock and the preferred stock may be convertible into common stock or into preferred stock of another series. The debt warrants will be to purchase debt securities. The securities may be offered separately or together and in one or more separate series.

Alexander’s, Inc. may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Alexander’s, Inc. will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

Alexander’s, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “ALX.”

Investing in the securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 30, 2018

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

We may also add to and offer additional securities, including securities to be sold by selling security holders, by filing a prospectus supplement or term sheet with the Securities and Exchange Commission (the “SEC”) at the time of the offer.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus contains a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. If so, the prospectus supplement or term sheet should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or term sheet, together with additional information described under the heading “Where You Can Find More Information,” before making an investment decision. As used in this prospectus, the terms “we,” “us,” “our,” “Company” and “Alexander’s” refer to Alexander’s, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. Our SEC filings are also available to the public through the SEC’s website at www.sec.gov. Our common shares are listed on the New York Stock Exchange, and information about us is also available there.

This prospectus is a part of a registration statement that we filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Our subsequent filings of similar documents with the SEC will automatically update and supersede this information. We incorporate by reference the document listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed.

We incorporate by reference into this prospectus the documents listed below or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

•	Current Report on Form 8-K filed with the SEC on March 2, 2018.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may obtain a copy of these documents by writing to or telephoning us at the following address: Alexander’s, Inc., 210 Route 4, East Paramus, NJ 07652, Attention: Corporate Secretary. Telephone (201) 587-8541. Alternatively, copies of these documents may be available on our website at www.alx-inc.com. Any other documents available on our website are not incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the accompanying prospectus supplement, including the documents incorporated by reference, constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions. We also note the following forward-looking statements: in the case of our development projects, the estimated completion date, estimated project costs and costs to complete; and estimates of dividends on shares of our common stock. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For a further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus.

Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	global, national, regional and local economic conditions;

•	competition from other available space;

•	local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	how well we manage our properties;

•	the development and/or redevelopment of our properties;

•	changes in market rental rates;

•	the timing and costs associated with property improvements and rentals;

•	whether we are able to pass all or portions of any increases in operating costs through to tenants;

•	changes in real estate taxes and other expenses;

•	whether tenants and users such as customers and shoppers consider a property attractive;

•	changes in consumer preferences adversely affecting retailers and retail store values;

•	changes in space utilization by our tenants due to technology, economic conditions and business environment;

•	the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•	availability of financing on acceptable terms or at all;

•	inflation or deflation;

•	fluctuations in interest rates;

•	our ability to obtain adequate insurance;

•	changes in zoning laws and taxation;

•	government regulation;

•	consequences of any armed conflict involving, or terrorist attack against, the United States or individual acts of violence in public spaces, including retail centers;

•	potential liability under environmental or other laws or regulations;

•	natural disasters;

•	general competitive factors; and

•	climate changes.

The rents we receive and the occupancy levels at our properties may decline as a result of adverse changes in any of these factors. If our rental revenues and/or occupancy levels decline, we generally would expect to have less cash available to pay our indebtedness and for distribution to our stockholders. In addition, some of our major expenses, including mortgage payments, real estate taxes and maintenance costs generally do not decline when the related rents decline.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of the applicable prospectus supplement or any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly, any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

ALEXANDER’S, INC.

Alexander’s, Inc. (NYSE: ALX) is a real estate investment trust (“REIT”) incorporated in Delaware, engaged in leasing, managing, developing and redeveloping its properties. All references to “we,” “us,” “our,” “Company” and “Alexander’s” refer to Alexander’s, Inc. and its consolidated subsidiaries. We are managed by, and our properties are leased and developed by, Vornado Realty Trust (“Vornado”) (NYSE: VNO).

We have seven properties in the greater New York City metropolitan area consisting of:

Operating properties:

•	731 Lexington Avenue, a 1,311,000 square foot multi-use building, comprising the entire block bounded by Lexington Avenue, East 59th Street, Third Avenue and East 58th Street in Manhattan. The building contains 889,000 and 174,000 of net rentable square feet of office and retail space, respectively, which we own, and 248,000 square feet of residential space consisting of 105 condominium units, which we sold. Bloomberg L.P. (“Bloomberg”) occupies all of the office space. The Home Depot (83,000 square feet), The Container Store (34,000 square feet) and Hennes & Mauritz (27,000 square feet) are the principal retail tenants;

•	Rego Park I, a 343,000 square foot shopping center, located on Queens Boulevard and 63rd Road in Queens. The center is anchored by a 195,000 square foot Sears department store, a 50,000 square foot Burlington, a 46,000 square foot Bed Bath & Beyond and a 36,000 square foot Marshalls. On April 4, 2017, Sears closed its store at the property. Annual revenue from Sears is approximately $10,600,000, under a lease which expires in March 2021. In its 2016 annual report on Form 10-K, Sears indicated that substantial doubt exists related to its ability to continue as a going concern;

•	Rego Park II, a 609,000 square foot shopping center, adjacent to the Rego Park I shopping center in Queens. The center is anchored by a 145,000 square foot Costco, a 135,000 square foot Century 21 and a 133,000 square foot Kohl’s. In addition, 47,000 square feet is leased to Toys “R” Us/Babies “R” Us (“Toys”), a one-third owned affiliate of Vornado. On September 18, 2017, Toys filed for Chapter 11 bankruptcy relief;

•	The Alexander apartment tower, located above our Rego Park II shopping center, contains 312 units aggregating 255,000 square feet and is 94.6% leased as of December 31, 2017;

•	Paramus, located at the intersection of Routes 4 and 17 in Paramus, New Jersey, consists of 30.3 acres of land that is leased to IKEA Property, Inc.; and

•	Flushing, a 167,000 square foot building, located at Roosevelt Avenue and Main Street in Queens, that is sub-leased to New World Mall LLC for the remainder of our ground lease term.

Property to be developed:

•	Rego Park III, a 140,000 square foot land parcel adjacent to the Rego Park II shopping center in Queens, at the intersection of Junction Boulevard and the Horace Harding Service Road.

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017:

	YEAR ENDED DECEMBER 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges	2.22	3.02	3.90	4.85	3.54

For purposes of the calculation, (a) earnings represent pretax income from continuing operations plus fixed charges less capitalized interest, and (b) fixed charges represent interest expense from continuing operations, including amortization of deferred debt issuance costs, plus the portion of operating lease rental expense that management considers representative of the interest factor (one-third of operating lease rentals) plus capitalized interest. There were no preference securities outstanding during the periods shown. The calculation of the ratios and the deficiencies in earnings available to cover fixed charges is included as Exhibit  12 to this registration statement.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or term sheet, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include redevelopment of our properties and the repayment of our outstanding indebtedness.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “the issuer,” “we,” “our” and “us” refer to Alexander’s, Inc., as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise.

Debt Securities May Be Senior or Subordinated

Alexander’s may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of Alexander’s.

The senior debt securities will be issued under Alexander’s senior debt indenture described below and will rank equally with all of its other unsecured and unsubordinated debt.

The subordinated debt securities will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of Alexander’s “senior indebtedness,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. We did not have any senior indebtedness outstanding as of December 31, 2017. Neither indenture limits our ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities. Alexander’s senior indebtedness is, and any additional senior indebtedness will be, structurally subordinate to the indebtedness of our subsidiaries.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by an indenture, the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Alexander’s, Inc. and The Bank of New York Mellon Trust Company, N.A., which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

The trustee under each indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

See “—Our Relationship with the Trustee” below for more information about the trustee.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Alexander’s May Issue Many Series of Debt Securities

Alexander’s may issue as many distinct series of debt securities as it wishes under either indenture. This section of the prospectus summarizes terms of the debt securities that apply generally to all series. The provisions of each indenture allow Alexander’s not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it is a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That Alexander’s May Issue

Neither indenture limits the aggregate amount of debt securities that Alexander’s may issue or the number of series or the aggregate amount of any particular series. Alexander’s may issue debt securities and other securities up to the aggregate amount authorized by our board of directors for each series, at any time without your consent and without notifying you.

The indentures and the debt securities do not limit Alexander’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, Alexander’s is not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the date on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The date on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Our Debt Securities Are Structurally Subordinated to the Indebtedness of Our Subsidiaries

Because our assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary may be recognized. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures as exhibits to our registration statement of which this prospectus is a part. See “Available Information” for information on how to obtain copies of them.

This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

The indentures and the debt securities will be governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as the “specified currency.” The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and such firm. We will make payments on a debt security in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.”

Form of Debt Securities

Alexander’s will issue each debt security in global, book-entry form only, unless it specifies otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “— Legal Ownership and Book-Entry Issuance.”

In addition, Alexander’s will issue each debt security in fully registered form, without coupons.

Types of Debt Securities

We may issue any of the following types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. Alexander’s will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. Alexander’s will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates also may be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. Alexander’s will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period, i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement. Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers,

•	one or more currencies,

•	one or more commodities,

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance, or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for Federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The Federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities,

•	whether they are senior debt securities or subordinated debt securities,

•	any limit on the aggregate principal amount of the debt securities of the same series,

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date,

•	the stated maturity,

•	the specified currency, currencies or currency units for principal and interest, if not U.S. dollars,

•	the price at which Alexander’s originally issues the debt securities, expressed as a percentage of the principal amount, and the original issue date,

•	whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities,

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates,

•	the regular record date for any interest payable on any interest payment date,

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable,

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000,

•	if the debt securities are floating rate debt securities, the interest rate basis, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate, the interest reset, determination, calculation and payment dates, the day count used to calculate interest payments for any period, and the calculation agent,

•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities,

•	if the debt securities may be exchanged for shares of Alexander’s common or preferred stock or any securities of another person, the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option,

•	if the debt securities are original issue discount debt securities, the yield to maturity,

•	if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities,

•	if applicable, the circumstances under which the debt securities may be mandatorily redeemed by Alexander’s, redeemed at its option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s),

•	if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities,

•	the applicability of any provisions described under “—Defeasance and Covenant Defeasance,”

•	the depositary for the debt securities, if other than the Depository Trust Company, known as DTC, and any circumstances under which the holder may request securities in non-global form,

•	the applicability of any provisions described under “—Default, Remedies and Waiver of Default,”

•	any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under “—Covenants,”

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities,

•	the Federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities or indexed debt securities, and

•	any other terms of the debt securities, which could be different from those described in this prospectus.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund. That is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it also will specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It also may specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, not more than 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

Alexander’s generally is permitted to merge or consolidate with another entity. Alexander’s also is permitted to sell its assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, Alexander’s may not take any of these actions unless all the following conditions are met:

•	if the successor entity in the transaction is not Alexander’s, Inc., the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume all of our obligations under the debt securities of that series and the indenture with respect to that series,

•	immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the notice requirements and the required existence of the default for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default,”

•	Alexander’s or any successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture, and

•	Alexander’s has delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Alexander’s, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit Alexander’s from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of Alexander’s senior debt, as defined in the subordinated debt indenture, including all debt securities Alexander’s has issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all our indebtedness other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of Alexander’s, Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under accounting principles generally accepted in the United States of America or leases of property or assets made as part of any sale and lease-back transaction to which Alexander’s is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Alexander’s to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of Alexander’s, Inc.” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refunding of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of Alexander’s, Inc.” for the purpose of this definition, does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets,

•	in the event of any liquidation, dissolution or other winding-up of our affairs, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy,

•	in the event of any assignment for the benefit of creditors or any other marshalling of our assets and liabilities,

•	if any of our subordinated debt securities have been declared due and payable before their stated maturity, or

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any of our senior debt has occurred and is continuing, permitting the holders of that senior debt or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to us with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

Maintenance of Properties. We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment; discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

Existence. Except as described under “—Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if our board of directors determines that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes and Other Claims. We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, and charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Defeasance and Covenant Defeasance

The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance. If there is a change in Federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	we must deposit in trust for the benefit of all holders of those debt securities money in an amount or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates,

•	(a) no event of default under the indenture may have occurred and be continuing and (b) no event of default described in the sixth bullet point under “—Default, Remedies and Waiver of Default—Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust,

•	there must be a change in current Federal income tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current Federal income tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security, and

•	we must deliver to the trustee a legal opinion of our counsel confirming the Federal income tax law change described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

Covenant Defeasance. Under current Federal income tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for defeasance.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•	the requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation,

•	the covenants regarding existence, maintenance of properties, payment of taxes and other claims,

•	any additional covenants that your prospectus supplement states are applicable to your debt security, and

•	the events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under “—Default, Remedies and Waiver of Default—Events of Default.”

If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default, with respect to your series of debt securities, occurs and is continuing, as described in this subsection.

Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay interest on any debt security of that series within 30 days after the due date,

•	we do not pay the principal or any premium of any debt security of that series on the due date,

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement,

•	we remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 60 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities,

•	we do not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case, within ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities,

•	we file for bankruptcy, or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	the holder of your debt security must give the trustee written notice of a continuing event of default,

•	the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action,

•	the trustee must not have taken action for 60 days after the above steps have been taken, and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default. The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Changes to the Indentures Requiring Each Holder’s Approval

There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

•	changes to the stated maturity for any principal or interest payment on a debt security,

•	reduction of the principal amount or the interest rate or the premium payable upon the redemption of any debt security,

•	reduction of the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity,

•	changes to the currency of any payment on a debt security,

•	changes to the place of payment on a debt security,

•	impairment of a holder’s right to sue for payment of any amount due on its debt security,

•	reduction of the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities,

•	reduction of the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults, and

•	changes to the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes to the Indentures Not Requiring Approval

Some changes to the indentures do not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We also may make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes to the Indentures Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series, or

•	if the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes to the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules For Action By Holders

When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules:

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled,

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption,

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance,”

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft, or

•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default,

•	for a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date, or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We generally will be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES

Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

•	only in fully registered form, and

•	in denominations of $2,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the corporate trust office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary, e.g., DTC, Euroclear and Clearstream, will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind.

Payment Mechanics For Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, Alexander’s will pay the interest to the person in whose name the debt security is registered at the close of business on that regular record date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, Alexander’s will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, Alexander’s will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, e.g., DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Business Day. The term “business day” means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

How Alexander’s Will Make Payments Due in U.S. Dollars

Alexander’s will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. Alexander’s will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, Alexander’s will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities. Alexander’s will make payments on a debt security in non-global, registered form as follows. Alexander’s will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. Alexander’s will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, Alexander’s will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How Alexander’s Will Make Payments Due in Other Currencies

Alexander’s will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. Alexander’s will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time, which will be DTC, Euroclear or Clearstream. Unless Alexander’s specifies otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities in global form. We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last two paragraphs under this heading, Alexander’s will make payments on debt securities in non-global form in the applicable specified currency. Alexander’s will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control, such as the imposition of exchange controls or a disruption in the currency markets, we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time.

We also may choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The Bank of New York Mellon Trust Company N.A. has provided commercial banking and other services for us and our affiliates in the past and may do so in the future.

The Bank of New York Mellon Trust Company N.A. is initially serving as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms and provisions of Alexander’s preferred stock and common stock contained in Alexander’s certificate of incorporation and Alexander’s by-laws. Copies of the certificate of incorporation and by-laws are filed as exhibits to the registration statement of which this prospectus is a part.

The certificate of incorporation authorizes the issuance of up to 26,000,000 shares of capital stock, consisting of 10,000,000 shares of common stock, $1.00 par value per share (the “common stock”), 3,000,000 shares of preferred stock, $1.00 par value per share (the “preferred stock”) and 13,000,000 shares of excess stock, $1.00 par value per share (the “excess stock”). As of December 31, 2017, 5,173,450 and 5,107,290 shares of common stock were issued and outstanding, respectively. No shares of preferred stock or shares of excess stock are issued and outstanding as of the date of this prospectus.

Description of Preferred Stock

The following description of the material terms of Alexander’s preferred stock is only a summary and is qualified in its entirety by reference to the provisions of Alexander’s certificate of incorporation and the certificate of designations relating to each series of the preferred stock (the “certificate of designations”), which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part, at or prior to the time of issuance of such series of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement, which will supplement the information below.

General

The preferred stock authorized by Alexander’s certificate of incorporation may be issued from time to time in one or more series in the amounts and with the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by Alexander’s board of directors. The preferred stock, upon issuance against full payment of the applicable purchase price, will be fully paid and nonassessable. The liquidation preference is not indicative of the price at which the shares of preferred stock will actually trade on or after the date of issuance. Under certain circumstances, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company and may adversely affect the voting and other rights of the holders of Alexander’s common stock. The certificate of incorporation authorizes the board of directors to classify or reclassify, in one or more series, any unissued shares of preferred stock and to reclassify any unissued shares of any series of preferred stock by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred stock.

The preferred stock shall have the dividend, liquidation, redemption and voting rights described below. The applicable prospectus supplement will describe the following terms of the series of preferred stock:

•	the title of the preferred stock and the number of shares offered,

•	the amount of liquidation preference per share,

•	the initial public offering price at which the shares of preferred stock will be issued,

•	the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any,

•	any redemption or sinking fund provisions,

•	any conversion or exchange rights,

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions,

•	any listing of the preferred stock on any securities exchange,

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs,

•	any limitations on issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding-up,

•	any limitations on direct or beneficial ownership and restrictions on transfer as may be appropriate to preserve our status as a REIT or to preserve our net operating loss carryovers, if any, and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

The applicable prospectus supplement also may include a discussion of Federal income tax considerations applicable to the preferred stock.

Ranking

With respect to dividend rights and rights upon liquidation, dissolution and winding-up, the preferred stock will rank senior to our common stock and excess stock, other than certain excess stock resulting from the conversion of preferred stock and to all other classes and series of our equity securities now or later authorized, issued or outstanding, other than any classes or series of our equity securities which by their terms specifically rank equal or senior to the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding-up. We refer to the common stock and the other classes and series of equity securities to which the shares of preferred stock rank senior as to dividend rights and rights upon our liquidation, dissolution or winding-up of as the “junior stock,” we refer to Alexander’s equity securities that by their terms rank equal to the shares of preferred stock as the “parity stock,” and we refer to our equity securities that by their terms rank senior to the shares of preferred stock as the “senior stock.” The shares of preferred stock are junior to all our outstanding debt. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by Alexander’s certificate of incorporation.

Dividends

Holders of Alexander’s preferred stock are entitled to receive, when, as and if declared by our board of directors, out of Alexander’s assets legally available for payment, dividends, or distributions in cash, property or other assets of our company or in securities of our company or from any other source as our board of directors in its discretion determines and at the dates and annual rate as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on the books of our company on the record date, not more than 90 calendar days preceding the payment date, as determined by our board of directors.

These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and if our board of directors fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of those shares of preferred stock will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized on any future dividend payment dates. If dividends of a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

No full dividends shall be authorized or paid or set apart for payment on preferred stock of any series ranking, as to dividends, equally with or junior to the series of preferred stock offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on the preferred stock, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred stock are cumulative, have been or contemporaneously are authorized and paid or authorized and a sum sufficient for payment is set apart for payment. When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon the preferred stock offered by the applicable prospectus supplement and any other preferred stock ranking equally as to dividends with those shares of preferred stock, dividends upon those shares of preferred stock and dividends on the other preferred stock must be authorized proportionately so that the amount of dividends authorized per share on those shares of preferred stock and the other preferred stock in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on those shares of preferred stock, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on those shares of preferred stock are cumulative, and accrued dividends, including required or permitted accumulations, if any, on shares of the other preferred stock, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on shares of preferred stock that are in arrears. Unless full dividends on the series of preferred stock offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends are cumulative:

•	no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock,

•	we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any money into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock, and

•	we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred stock or parity stock, or pay any money into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred stock and shares of parity stock, except by conversion into or exchange for junior stock.

Any dividend payment made on a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

Redemption

The terms, if any, on which shares of preferred stock of any series may be redeemed will be described in the applicable prospectus supplement.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of preferred stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common stock, excess stock, other than certain shares of excess stock resulting from the conversion of shares of preferred stock, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of preferred stock are cumulative. If the amounts available for distribution with respect to our preferred stock and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all the outstanding shares of preferred stock and parity stock, then the holders of each series of the stock will share ratably in the distribution of assets in proportion to the full preferential amount, which in the case of preferred stock may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us.

Voting

Unless provided in the applicable prospectus supplement or as required by applicable law, holders of shares of preferred stock will have no voting rights.

No Other Rights

The shares of a series of preferred stock will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, our certificate of incorporation and in the applicable certificate of designations or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be named in the related prospectus supplement.

Restrictions on Ownership of Preferred Stock

The Preferred Stock Beneficial Ownership Limit. Our certificate of incorporation contains a number of provisions that restrict the ownership and transfer of shares and are designed to protect us against an inadvertent loss of REIT status. In order to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals at any time during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines “individuals” to include some entities for the purposes of the preceding sentence. All references to a holder’s ownership of preferred stock in this section assumes application of the applicable attribution rules of the Internal Revenue Code under which, for example, a holder is deemed to own shares owned by his or her spouse.

Our certificate of incorporation contains a limitation that restricts stockholders from owning more than 9.9% of the outstanding shares of preferred stock of any series (the “preferred stock beneficial ownership limit”). Investors should be aware that events other than a purchase or other transfer of preferred stock may result in ownership, under the applicable attribution rules of the Internal Revenue Code, of preferred stock in excess of the preferred stock beneficial ownership limit. The attribution rules which apply for purposes of the common stock beneficial ownership limit also apply for purposes of the preferred stock beneficial ownership limit. For more information about these attribution rules, see “Description of Common Stock—Restrictions on Ownership—Attribution Rules.” You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

The Constructive Ownership Limit. Holders of preferred stock also are subject to the constructive ownership limit, which restricts them from owning, under the applicable attribution rules of the Internal Revenue Code, more than 9.9% of the outstanding shares of preferred stock of any series. See “Description of Common Stock—Restrictions on Ownership—The Constructive Ownership Limit” below for more information about the constructive ownership limit.

The attribution rules of the Internal Revenue Code that apply for purposes of the constructive ownership limit differ from those that apply for purposes of the preferred stock beneficial ownership limit. See “Description of Common Stock—Restrictions on Ownership—The Constructive Ownership Limit” for more information about these attribution rules. Investors should be aware that under the applicable attribution rules of the Internal Revenue Code, events other than a purchase or other transfer of preferred stock may result in ownership of preferred stock in excess of the constructive ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in their particular circumstances.

Issuance of Excess Stock if the Ownership Limits Are Violated. Our certificate of incorporation provides that a transfer of shares of preferred stock that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of preferred stock in excess of the preferred stock beneficial ownership limit or the constructive ownership limit, or which would cause the shares of capital stock of Alexander’s to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in such preferred stock. In addition, preferred stock that would otherwise be owned, under the applicable attribution rules of the Internal Revenue Code, in excess of the preferred stock beneficial ownership limit or the constructive ownership limit will be automatically exchanged for shares of excess stock. These shares of excess stock will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in trust, the trustee shall vote the shares of excess stock in the same proportion as the holders of the outstanding shares of preferred stock have voted. Any dividends or distributions received by the purported transferee or other purported holder of the excess stock before our discovery of the automatic exchange for shares of excess stock must be repaid to us upon demand.

If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess stock, he or she may only designate a person whose ownership of the shares will not violate the preferred stock beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess stock will be automatically exchanged for preferred stock of the same class as the preferred stock that was originally exchanged for the excess shares. Our certificate of incorporation contains provisions designed to ensure that the purported transferee or other purported holder of the shares of excess stock may not receive, in return for transferring an interest in the trust with respect to the excess stock, an amount that reflects any appreciation in the shares of preferred stock for which the shares of excess stock were exchanged during the period that the shares of excess stock were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to us. Our certificate of incorporation provides that we may purchase any shares of excess stock that have been automatically exchanged for shares of preferred stock as a result of a purported transfer or other event. The price at which we may purchase the shares of excess stock will be equal to the lesser of:

•	in the case of shares of excess stock resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for shares of excess stock or, in the case of excess stock resulting from some other event, the market price of the shares of preferred stock exchanged on the date of the automatic exchange for shares of excess stock, and

•	the market price of the shares of preferred stock exchanged for such shares of excess stock on the date that we accept the deemed offer to sell the excess stock.

Our purchase right with respect to excess stock will exist for 90 days, beginning on the date that the automatic exchange for shares of excess stock occurred or, if we did not receive a notice concerning the purported transfer that resulted in the automatic exchange for shares of excess stock, the date that our board of directors determines in good faith that an exchange for excess stock has occurred.

Other Provisions Concerning the Restrictions on Ownership. Our board of directors may exempt certain persons from the preferred stock beneficial ownership limit or the constructive ownership limit if evidence satisfactory to our board of directors is presented showing that such exemption will not jeopardize our status as a REIT under the Internal Revenue Code. Before granting an exemption of this kind, our board of directors may require a ruling from the IRS, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving our REIT status.

The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Sections 382 and 383 of the Internal Revenue Code impose limitations upon the utilization of a corporation’s net operating loss and credit carryforwards and certain other tax attributes, following significant changes in the corporation’s stock ownership. In order to preserve our ability to use net operating loss carryforwards to reduce taxable income, our certificate of incorporation also contains, and the certificate of designations for each series of preferred stock may contain, additional provisions restricting the ownership of our outstanding stock (the “Section 382 ownership restrictions”). The Section 382 ownership restrictions merely reduce the risk of certain occurrences that could cause such a limitation to arise. It is still possible that, due to transfers (either directly or indirectly) of our outstanding shares, we could become subject to a limitation under Section 382 or 383.

Our certificate of incorporation provides, in general, that, subject to the exceptions described in the next paragraph, no person may acquire shares of our company, or options or warrants to acquire such shares, if as a result such person (or another person to which such shares were attributed under certain complex attribution rules, which differ in certain respects from those that apply for purposes of the preferred stock beneficial ownership limit or the constructive ownership limit) would own, directly or under such attribution rules, 5% or more of the class of such outstanding shares (hereinafter, such person’s “ownership interest percentage”). In addition, subject to the exceptions described in the next paragraph, no person whose ownership interest percentage of a class of shares equals or exceeds 5% can acquire or transfer such shares, or options or warrants to acquire such shares. The foregoing restrictions apply independently to each class of our outstanding stock.

The foregoing restrictions do not apply to (i) acquisitions and transfers of common stock by certain persons and their affiliates whose ownership interest percentage of common stock on September 21, 1993 was 5% or more, (ii) transfers of shares pursuant to an offering by us, to the extent determined by our board of directors, and (iii) other transfers of shares specifically approved by our board of directors.

Transfers of shares, options or warrants in violation of the Section 382 ownership restrictions would be void, and the transferee would acquire no rights in such shares, options or warrants. Thus, a purported acquiror would have no right to vote such shares or to receive dividends. Moreover, upon our demand, a purported acquiror of shares, options or warrants would be required to transfer them to an agent designated by us. The agent, generally, would sell such shares, options or warrants, remit the proceeds thereof to the purported acquiror to the extent of such person’s purchase price for the shares and, to the extent possible, remit the balance of the proceeds to such person’s transferor. A similar procedure would be applied to any dividends paid to, and to the proceeds of any resale of shares, options or warrants by, the purported acquiror.

Our board of directors has the authority to designate a date as of which the Section 382 ownership restrictions will no longer apply.

All certificates representing shares of preferred stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2% of the outstanding preferred stock of any series must give a written notice to us containing the information specified in our certificate of incorporation by January 31 of each year. In addition, each stockholder will be required to disclose to us any information we may request, in good faith, in order to determine our status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Internal Revenue Code.

Depositary Shares

We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in shares of preferred stock rather than full shares of preferred stock. Each depositary share will be evidenced by a depositary receipt which will represent a fraction of a share of a particular series of preferred stock and will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.

The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the depositary shares that have been or will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part, at or before the time of the issuance of a series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular series of preferred stock will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock represented by the depositary share.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such shares of preferred stock in proportion to the numbers of such depositary shares owned by the holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell such property and distribute the net proceeds from such sale to the holders.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary’s corporate trust office, to or upon the holder’s order, the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the fraction of a share of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred stock will not be entitled to receive depositary shares representing the preferred stock after exchanging the depositary shares for preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred stock. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of our affairs and that distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their account.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

In order to safeguard against an inadvertent loss of our REIT status, the deposit agreement will contain provisions similar to those in our certificate of incorporation restricting the ownership and transfer of depositary shares. Such restrictions will be described in the applicable prospectus supplement.

Reports; Liability of Depositary and Alexander’s, Inc.

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required, or otherwise determine, to furnish to the holders of the preferred stock.

Neither the depositary nor Alexander’s will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Alexander’s and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

The following description of the material terms of our common stock is only a summary and is qualified in its entirety by reference to, the provisions contained in our certificate of incorporation and the by-laws governing the common stock.

As of December 31, 2017, 5,173,450 and 5,107,290 shares of common stock were issued and outstanding, respectively. Our common stock is listed on the NYSE under the symbol “ALX.”

Dividend and Voting Rights of Holders of Common Stock

Holders of our common stock are entitled to receive dividends when, if and as authorized by our board of directors out of assets legally available to pay dividends.

Each common share entitles the holder to one vote on all matters voted on by stockholders, including elections of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election.

Our certificate of incorporation requires the affirmative vote of two-thirds of the outstanding shares of our stock entitled to vote before we may merge with another corporation.

Holders of common stock do not have any conversion, redemption or preemptive rights to subscribe to any securities of our company. In the event of our dissolution, liquidation or winding-up, after the payment or provision of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled, if any such preferred stock is outstanding, the holders of the common stock are entitled to share ratably in any assets remaining for distribution to stockholders.

The common stock has equal dividend, distribution, liquidation and other rights, and there are no preference, appraisal or exchange rights applicable thereto. All outstanding shares of common stock are, and any shares of common stock offered by a prospectus supplement, upon issuance, will be, fully paid and nonassessable.

American Stock Transfer & Trust Company, LLC, is the transfer agent for the common stock.

Restrictions on Ownership of Common Stock

The Common Stock Beneficial Ownership Limit. Our certificate of incorporation contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard us against an inadvertent loss of REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. In order to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals at any time during the last half of a taxable year and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines “individuals” to include some entities for purposes of the preceding sentence. All references to a holder’s ownership of common stock in this section assumes application of the applicable attribution rules of the Internal Revenue Code under which, for example, a holder is deemed to own shares owned by his or her spouse.

Our certificate of incorporation contains a limitation that restricts stockholders from owning more than 4.9% of the outstanding shares of common stock. In certain circumstances, our board of directors may reduce the common stock beneficial ownership limit to as little as 2%, but only if any person who owns shares in excess of such new limit could continue to do so. Our board of directors has, subject to certain conditions and limitations, exempted our manager, Vornado Realty Trust, and certain of its affiliates from the common stock beneficial ownership limit. As a result, it is less likely as a practical matter that another holder of common stock could obtain an exemption.

Attribution Rules. Investors should be aware that under the applicable attribution rules of the Internal Revenue Code, events other than a purchase or other transfer of common stock can result in ownership of common stock in excess of the common stock beneficial ownership limit. For instance, if two stockholders, each of whom owns 3% of the outstanding common stock, were to marry, then after their marriage both stockholders would be deemed to own 6% of the outstanding shares of common stock, which is in excess of the common stock beneficial ownership limit. Similarly, if a stockholder who owns 4% of the outstanding common stock were to purchase a 50% interest in a corporation which owns 3% of the outstanding common stock, then the stockholder would be deemed to own 5.5% of the outstanding shares of common stock. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

The Constructive Ownership Limit. Under the Internal Revenue Code, rental income received by a REIT from persons with respect to which the REIT is treated, under the applicable attribution rules of the Internal Revenue Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Internal Revenue Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Internal Revenue Code applicable for these purposes are different from those applicable with respect to the common stock beneficial ownership limit. All references to a stockholder’s ownership of common stock in this section assume application of the applicable attribution rules of the Internal Revenue Code.

In order to ensure that our rental income will not be treated as non-qualifying income under the rule described in the preceding paragraph, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares of a tenant, or a person that holds an interest in a tenant, our certificate of incorporation contains an ownership limit that restricts, with certain exceptions, stockholders from owning more than 9.9% of the outstanding shares of any class (the “common stock beneficial ownership limit”).

Stockholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common stock beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common stock beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

Issuance of Excess Stock if the Ownership Limits Are Violated. Our certificate of incorporation provides that a transfer of shares of common stock that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common stock in excess of the common stock beneficial ownership limit or the constructive ownership limit, or which would cause the shares of capital stock of Alexander’s to be beneficially owned by fewer than 100 persons, would have no effect and the purported transferee would acquire no rights or economic interest in such common stock. In addition, common stock that would otherwise be owned, under the applicable attribution rules of the Internal Revenue Code, in excess of the common stock beneficial ownership limit or the constructive ownership limit will be automatically exchanged for shares of excess stock. These shares of excess stock would be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in trust, the trustee shall vote the shares of excess stock in the same proportion as the holders of the outstanding shares of common stock have voted. Any dividends or distributions received by the purported transferee or other purported holder of the excess stock before our discovery of the automatic exchange for shares of excess stock must be repaid to us upon demand.

If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess stock, he or she may only designate a person whose ownership of the shares will not violate the common stock beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess stock will be automatically exchanged for common stock. Our certificate of incorporation contains provisions designed to ensure that the purported transferee or other purported holder of shares of excess stock may not receive in return for transferring an interest in the trust with respect to the excess stock, an amount that reflects any appreciation in the shares of common stock for which the shares of excess stock were exchanged during the period that the shares of excess stock were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to us. Our certificate of incorporation provides that we may purchase any shares of excess stock that have been automatically exchanged for shares of common stock as a result of a purported transfer or other event. The price at which we may purchase the excess stock will be equal to the lesser of:

•	in the case of shares of excess stock resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for shares of excess stock or, in the case of excess stock resulting from some other event, the market price of the shares of common stock exchanged on the date of the automatic exchange for excess stock, and

•	the market price of the shares of common stock exchanged for the excess stock on the date that we accept the deemed offer to sell the excess stock.

Our purchase right with respect to excess stock will exist for 90 days, beginning on the date that the automatic exchange for shares of excess stock occurred or, if we did not receive a notice concerning the purported transfer that resulted in the automatic exchange for shares of excess stock, the date that our board of directors determines in good faith that an exchange for excess stock has occurred.

Other Provisions Concerning the Restrictions on Ownership. Our board of directors may exempt certain persons from the common stock beneficial ownership limit or the constructive ownership limit if evidence satisfactory to our board of directors is presented showing that such exemption will not jeopardize our status as a REIT under the Internal Revenue Code. Before granting an exemption of this kind, our board of directors may require a ruling from the IRS, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving our REIT status.

Our board of directors has, subject to certain conditions and limitations, exempted our manager, Vornado Realty Trust, and certain of its affiliates from the common stock beneficial ownership limit. As a result, it is less likely as a practical matter that another holder of common stock could obtain an exemption.

The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or continue to qualify, as a REIT. Sections 382 and 383 of the Internal Revenue Code impose limitations upon the utilization of a corporation’s net operating loss and credit carryforwards and certain other tax attributes, following significant changes in the corporation’s stock ownership. In order to preserve our ability to use net operating loss carryforwards, if any, to reduce taxable income, our certificate of incorporation also contains additional provisions restricting the ownership of our outstanding shares (the “Section 382 ownership restrictions”). The Section 382 ownership restrictions merely reduce the risk of certain occurrences that could cause such a limitation to arise. It is still possible that, due to transfers (either directly or indirectly) of our outstanding shares, we could become subject to a limitation under Section 382 or 383.

Our certificate of incorporation provides, in general, that, subject to the exceptions described in the next paragraph, no person may acquire shares of our company, or options or warrants to acquire such shares, if as a result such person (or another person to which such shares were attributed under certain complex attribution rules, which differ in certain respects from those that apply for purposes of the common stock beneficial ownership limit or the constructive ownership limit) would own, directly or under such attribution rules, 5% or more of the class of such outstanding shares (hereinafter, such person’s “ownership interest percentage”). In addition, subject to the exceptions described in the next paragraph, no person whose ownership interest percentage of a class of shares equals or exceeds 5% can acquire or transfer such shares, or options or warrants to acquire such shares. The foregoing restrictions apply independently to each class of our outstanding stock.

The foregoing restrictions do not apply to (i) acquisitions and transfers of shares of common stock by certain persons and their affiliates whose ownership interest percentage of common stock on September 21, 1993 was 5% or more, (ii) transfers of shares pursuant to an offering by us, to the extent determined by our board of directors, and (iii) other transfers of shares specifically approved by our board of directors.

Transfers of shares, options or warrants in violation of the Section 382 ownership restrictions would be void, and the transferee would acquire no rights in such shares, options or warrants. Thus, a purported acquiror would have no right to vote such shares or to receive dividends. Moreover, upon our demand, a purported acquiror of shares, options or warrants would be required to transfer them to an agent designated by us. The agent, generally, would sell such shares, options or warrants, remit the proceeds thereof to the purported acquiror to the extent of such person’s purchase price for the shares and, to the extent possible, remit the balance of the proceeds to such person’s transferor. A similar procedure would be applied to any dividends paid to, and to the proceeds of any resale of shares, options or warrants by, the purported acquiror.

Our board of directors has the authority to designate a date as of which the Section 382 ownership restrictions will no longer apply.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2% of the shares of outstanding common stock must give a written notice to us containing the information specified in our certificate of incorporation by January 31 of each year. In addition, each stockholder shall upon demand be required to disclose to us such information as we may request, in good faith, in order to determine our status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Internal Revenue Code.

Important Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

The following is a summary of important provisions of Delaware law and our certificate of incorporation and by-laws which affect us and our stockholders. The description below is intended as only a summary. You can access complete information by referring to Delaware General Corporation Law and our certificate of incorporation and by-laws.

Business Combinations with Interested Stockholders Under Delaware Law

Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder,

•	the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

•	after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

As defined in Section 203, an “interested stockholder” is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Alexander’s, Inc.

Amendment of Our Certificate of Incorporation and By-Laws

Amendments to our certificate of incorporation must be approved by our board of directors. Unless otherwise required by law, our board of directors may amend our by-laws by a majority vote of the directors then in office.

Meetings of Stockholders

Under our by-laws, we will hold annual meetings of our stockholders at a date and time as determined by our board of directors, chairman, vice chairman or president. Our by-laws require advance notice for our stockholders to make nominations of candidates for our board of directors or bring other business before an annual meeting of our stockholders. The chairman or vice chairman shall call special meetings of our stockholders whenever stockholders owning at least a majority of our issued and outstanding shares entitled to vote on matters to be submitted to stockholders shall request in writing such a meeting.

Board of Directors

Our board of directors is divided into three classes. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. These staggered terms may reduce the possibility of an attempt to change control of Alexander’s.

DESCRIPTION OF DEBT WARRANTS

We may issue, either together with other debt securities or separately, debt warrants to purchase underlying debt securities. We will issue debt warrants, if any, under warrant agreements (each, a “debt warrant agreement”) that would be between us and a bank or trust company, as warrant agent (the “debt warrant agent”), that we will describe in a prospectus supplement.

General

You should read the applicable prospectus supplement for the terms of the offered debt warrants, including the following:

•	the title and aggregate number of such debt warrants,

•	the initial offering price and the procedures for adjusting the initial offering price,

•	the currency, currencies or currency units in which the debt warrants are payable,

•	the designation, aggregate principal amount and other terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security,

•	the currency, currencies or currency units in which the principal of, premium, if any, or interest, if any, is payable on the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise,

•	the date on which the right to exercise the debt warrants will commence and the date on which such right will expire,

•	the maximum or minimum number of debt warrants which may be exercised at any time,

•	if applicable, a discussion of the material Federal income tax consequences applicable to the exercise of the debt warrants and to the debt securities purchasable upon the exercise of the debt warrants, and

•	any other terms of the debt warrants.

Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement relating thereto. Prior to the exercise of the debt warrants, holders will not have any of the rights of holders of debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on such debt securities.

Exercise of Debt Warrants

Each offered debt warrant will entitle the holder thereof to purchase such principal amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to such offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will become void.

You may exercise debt warrants by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Upon receipt of such payment and the properly completed debt warrant certificates at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, deliver the amount of the underlying debt securities purchased upon such exercise. If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. If you hold a debt warrant, you must pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon such exercise.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global, i.e., book-entry form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, share of common or preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We expect to issue debt securities, shares of preferred stock and depositary shares in book-entry form only. However, we may issue shares of common stock in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of shares of common or preferred stock in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations For Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future,

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of these securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC,”

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear,”

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream,” and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in each other’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement and if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below,

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?,”

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form,

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective,

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way,

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well, and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option To Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing shares of preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead-time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case we do not appoint another institution to act as depositary within 90 days,

•	in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived, or

•	any other circumstances specified for this purpose in the applicable prospectus supplement.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating To Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations For Transactions In Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be affected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the taxation of Alexander’s, Inc. and the material Federal income tax consequences to holders of the common shares, preferred shares, debt warrants and debt securities that are not original issue discount or zero coupon debt securities for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	banks,

•	life insurance companies;

•	tax-exempt organizations,

•	certain insurance companies,

•	persons liable for the alternative minimum tax,

•	persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

•	persons that purchase or sell shares or debt securities as part of a wash sale for tax purposes; and

•	U.S. stockholders or U.S. debt security holders whose functional currency is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. Changes in U.S. federal, state and local tax laws or regulations, with or without retroactive application, could have a negative effect on us. New legislation, U.S. Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify to be taxed as a REIT and/or the U.S. federal income tax consequences to holders of our securities and to us of such qualification. In addition, recent events and the shortfall in tax revenues for states and municipalities in recent years may lead to an increase in the frequency and size of such tax law changes. Congress recently enacted new law legislation that includes numerous significant tax law changes. For example, the legislation creates a new limitation on the deductibility of business interest for both individuals and corporations (see below under “—New Interest Deduction Limitation”). Even changes that do not impose greater taxes on Alexander’s, Inc. could potentially result in adverse consequences to holders of our shares. For example, the legislation includes a decrease in corporate tax rates, which could decrease the attractiveness of REITs relative to companies that are not organized as REITs. The legislation does, however, permit noncorporate holders of shares to deduct an amount equal to 20 percent of certain REIT dividends (see below under “—Taxation of Holders of Common Shares or Preferred Shares—U.S. Stockholders—Taxation of Dividends”). If a partnership holds shares or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding shares or debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the shares or debt securities.

We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, preferred shares and fixed rate debt securities, including the Federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.

Taxation of Alexander’s, Inc. as a REIT

In the opinion of Shearman & Sterling LLP, commencing with its taxable year ended December 31, 1995, Alexander’s, Inc. has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust, or “REIT,” under the Internal Revenue Code for taxable years ending prior to the date hereof, and Alexander’s, Inc.’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service, or “IRS,” or any court.

In providing its opinion, Shearman & Sterling LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Shearman & Sterling LLP by Alexander’s, Inc.

Alexander’s, Inc.’s qualification as a REIT will depend upon the continuing satisfaction by Alexander’s, Inc. of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Alexander’s, Inc. intends to continue to qualify to be taxed as a REIT, the actual results of Alexander’s, Inc. for any particular year might not satisfy these requirements. Shearman & Sterling LLP will not monitor the compliance of Alexander’s, Inc. with the requirements for REIT qualification on an ongoing basis.

The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Internal Revenue Code.

As a REIT, Alexander’s, Inc. generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a regular corporation. Alexander’s, Inc.’s dividends, however, generally will not be eligible for (i) the corporate dividends received deduction and (ii) the reduced rates of tax applicable to dividends received by noncorporate stockholders, although, as described below under “Taxation of Holders of Common Shares or Preferred Shares—U.S. Stockholders—Taxation of Dividends,” noncorporate holders of Alexander’s, Inc.’s shares would generally be entitled to a deduction equal to 20 percent of certain dividends paid by Alexander’s, Inc.

Notwithstanding the above, Alexander’s, Inc. will have to pay Federal income tax as follows:

•	First, Alexander’s, Inc. will have to pay tax at the regular corporate rate on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, if Alexander’s, Inc. has (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business, or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the corporate rate on that income.

•	Third, if Alexander’s, Inc. has net income from “prohibited transactions,” as defined in the Internal Revenue Code, Alexander’s, Inc. will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fourth, if Alexander’s, Inc. fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification—Income Tests,” but has nonetheless maintained its qualification as a REIT because Alexander’s, Inc. has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Alexander’s, Inc.’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Alexander’s, Inc.’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Alexander’s, Inc.’s profitability.

•	Fifth, if Alexander’s, Inc. fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for that year, (2) 95% of its REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, Alexander’s, Inc. would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•	Sixth, if Alexander’s, Inc. acquires any asset from a C corporation in certain transactions in which Alexander’s, Inc. must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Alexander’s, Inc., and Alexander’s, Inc. recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Alexander’s, Inc. acquired that asset, then Alexander’s, Inc. will have to pay tax on the built-in gain at the regular corporate rate.

•	Seventh, if Alexander’s, Inc. derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit, or “REMIC”, or certain interests in a taxable mortgage pool, or “TMP”, Alexander’s, Inc. could be subject to corporate level Federal income tax at the corporate rate to the extent that such income is allocable to certain types of tax-exempt stockholders that are not subject to unrelated business income tax, such as government entities.

•	Eighth, if Alexander’s, Inc. receives non-arm’s length income from a taxable REIT subsidiary (as defined under “—Requirements for Qualification—Asset Tests”), or as a result of services provided by a taxable REIT subsidiary to tenants of Alexander’s, Inc., Alexander’s, Inc. will be subject to a 100% tax on the amount of Alexander’s, Inc.’s non-arm’s length income.

•	Ninth, if Alexander’s, Inc. fails to satisfy a REIT asset test, as described below, due to reasonable cause and Alexander’s, Inc. nonetheless maintains its REIT qualification because of specified cure provisions, Alexander’s, Inc. will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused Alexander’s, Inc. to fail such test.

•	Tenth, if Alexander’s, Inc. fails to satisfy any provision of the Internal Revenue Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Alexander’s, Inc. may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	which is managed by one or more trustees or directors,

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code,

•	that is neither a financial institution nor an insurance company to which certain provisions of the Internal Revenue Code apply,

•	the beneficial ownership of which is held by 100 or more persons,

•	during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities (the “not closely held” requirement), and

•	that meets certain other tests, including tests described below, regarding the nature of its income and assets.

The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

Alexander’s, Inc. has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it also has satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Alexander’s, Inc.’s certificate of incorporation provides for restrictions regarding the ownership and transfer of Alexander’s, Inc.’s shares. These restrictions are intended to assist Alexander’s, Inc. in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common stock are described in this prospectus under the heading “Description of Common Stock—Restrictions on Ownership of Common Stock.”

Qualified REIT Subsidiaries. Alexander’s, Inc. owns a number of wholly-owned corporate subsidiaries. Internal Revenue Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a “qualified REIT subsidiary,” as defined in the Internal Revenue Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Alexander’s, Inc.’s qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Alexander’s, Inc. Alexander’s, Inc. believes that all of its wholly-owned corporate subsidiaries are qualified REIT subsidiaries, except Alexander’s of Rego Residential LLC and Alexander’s Construction LLC, which are taxable REIT subsidiaries.

Investments in Partnerships. If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, Alexander’s, Inc.’s proportionate share of the assets, liabilities and items of income of any partnership in which Alexander’s, Inc. is a partner will be treated as assets, liabilities and items of income of Alexander’s, Inc. for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Alexander’s, Inc. owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Alexander’s, Inc.’s ability to satisfy the REIT income and assets tests and the determination of whether Alexander’s, Inc. has net income from prohibited transactions. See the third bullet point under “—Taxation of Alexander’s, Inc. as a REIT” above for a discussion of prohibited transactions. Alexander’s, Inc. is not currently a partner in a partnership.

Taxable REIT Subsidiaries. A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.

A taxable REIT subsidiary is subject to Federal income tax at the regular corporate rate (currently a rate of 21%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Alexander’s, Inc.’s taxable REIT subsidiaries will also be taxable, either (1) to Alexander’s, Inc. to the extent the dividend is retained by Alexander’s, Inc., or (2) to Alexander’s, Inc.’s stockholders to the extent the dividends received from the taxable REIT subsidiary are paid to Alexander’s, Inc.’s stockholders. Alexander’s, Inc. may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for Alexander’s, Inc. to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets (25% with respect to Alexander’s, Inc.’s taxable years beginning on or after January 1, 2009 and ending on or before December 31, 2017). Alexander’s, Inc. believes that the aggregate value of all of its interests in taxable REIT subsidiaries has represented and will continue to represent less than 20% (less than 25% for its taxable years beginning on or after January 1, 2009 and ending on or before December 31, 2017) of the total value of its assets; however, Alexander’s, Inc. cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

Income Tests. In order to maintain its qualification as a REIT, Alexander’s, Inc. annually must satisfy two gross income requirements.

•	First, Alexander’s, Inc. must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including “rents from real property,” as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include expenses of Alexander’s, Inc. that are paid or reimbursed by tenants.

•	Second, at least 95% of Alexander’s, Inc.’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

Rents that Alexander’s, Inc. receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

•	Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Alexander’s, Inc. owns more than a 10% interest in the subsidiary. We refer to a tenant in which Alexander’s, Inc. owns a 10% or greater interest as a “related party tenant.”

•	Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Alexander’s, Inc. may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

Alexander’s, Inc. does not derive material rents from related party tenants other than rents received from Toys “R” Us, Inc. and SMB Tenant Services LLC. Alexander’s, Inc. believes that the rents received from Toys “R” Us, Inc. and SMB Tenant Services LLC have not and will not cause it to fail the gross income requirements for a REIT described above. Alexander’s, Inc. also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

Alexander’s, Inc. directly performs services for some of its tenants. Alexander’s, Inc. does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Alexander’s, Inc. were to provide non-de minimis services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Alexander’s, Inc. for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Alexander’s, Inc. during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Alexander’s, Inc. with respect to the property will not qualify as rents from real property, even if Alexander’s, Inc. provides the impermissible services to some, but not all, of the tenants of the property.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

From time to time, Alexander’s, Inc. may enter into hedging transactions with respect to one or more of its assets or liabilities. Alexander’s, Inc.’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income Alexander’s, Inc. derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction is, however, nonqualifying for purposes of the 75% gross income test with respect to transactions entered into on or prior to July 30, 2008. The term “hedging transaction,” as used above, generally means any transaction Alexander’s, Inc. enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Alexander’s, Inc. For transactions entered into after July 30, 2008, “hedging transaction” also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. Effective for taxable years beginning after December 31, 2015, the PATH Act expands the treatment of REIT hedging transactions to provide that gross income also excludes the income from clearly identified hedging transactions that are entered into with respect to previously-acquired hedging transactions that a REIT entered into to manage interest rate or currency fluctuation risks when the previously hedged indebtedness is extinguished or the property is disposed of. Alexander’s, Inc. intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

Effective for taxable years beginning after December 31, 2015, interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test (even though such instruments are treated as “real estate assets,” as discussed below) but is treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

As a general matter, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests, as follows.

“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

If Alexander’s, Inc. fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

•	Alexander’s, Inc.’s failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	Alexander’s, Inc. files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

Alexander’s, Inc. might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, Alexander’s, Inc. would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Alexander’s, Inc.’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Alexander’s, Inc.’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Alexander’s, Inc.’s profitability.

Asset Tests. Alexander’s, Inc., at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

•

First, at least 75% of the value of Alexander’s, Inc.’s total assets must be represented by real estate assets, including (a) real estate assets held by Alexander’s, Inc.’s qualified REIT subsidiaries, Alexander’s, Inc.’s allocable share of real estate assets held by partnerships in which Alexander’s, Inc. owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Alexander’s, Inc.’s receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds, (c) cash, cash items and government securities, and (d) effective for taxable years beginning after

December 31, 2015, certain debt instruments of publicly offered REITs (as defined above), interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property under the applicable Internal Revenue Code section, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage.

•	Second, not more than 25% of Alexander’s, Inc.’s total assets may be represented by securities other than those in the 75% asset class (except effective for taxable years beginning after December 31, 2015, that not more than 25% of the REIT’s total assets may be represented by “nonqualified” debt instruments issued by publicly offered REITs). For this purpose, a “nonqualified” debt instrument issued by a publicly offered REIT is any real estate asset that would cease to be a real estate asset if the definition of a real estate asset was applied without regard to the reference to debt instruments issued by publicly offered REITs.

•	Third, not more than 20% of Alexander’s, Inc.’s total assets may constitute securities issued by taxable REIT subsidiaries (25% with respect to Alexander’s, Inc.’s taxable years beginning on or after January 1, 2009 and ending on or before December 31, 2017) and, of the investments included in the 20% asset class, the value of any one issuer’s securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Alexander’s, Inc. may not exceed 5% of the value of Alexander’s, Inc.’s total assets.

•	Fourth, Alexander’s, Inc. may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities).

Solely for the purposes of the 10% value test described above, the determination of Alexander’s, Inc.’s interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Alexander’s, Inc.’s proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

If the IRS successfully challenges the partnership status of any of the partnerships in which Alexander’s, Inc. maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation Alexander’s, Inc. could lose its REIT status. In addition, in the case of a successful challenge, Alexander’s, Inc. could lose its REIT status if such recharacterization results in Alexander’s, Inc. otherwise failing one of the asset tests described above.

Certain relief provisions may be available to Alexander’s, Inc. if it fails to satisfy the asset tests described above after the 30-day cure period. Under these provisions, Alexander’s, Inc. will be deemed to have met the 5% and 10% REIT asset tests if the value of its non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Alexander’s, Inc. disposes of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Alexander’s, Inc. may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of the non-qualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS.

Annual Distribution Requirements. Alexander’s, Inc., in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to (1) the sum of

(a) 90% of Alexander’s, Inc.’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and Alexander’s, Inc.’s net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income. Under the law in effect prior to January 1, 2015, a “preferential dividend” was not eligible for a dividends paid deduction and, therefore, was not counted toward this distribution requirement. Effective for distributions in Alexander’s, Inc.’s taxable year that began on January 1, 2015 and all future taxable years, preferential dividends may be taken into account for purposes of determining Alexander’s, Inc.’s dividends paid deduction so long as it qualifies as a publicly offered REIT (as defined above).

In addition, if Alexander’s, Inc. acquired an asset from a C corporation in a carryover basis transaction and disposes of such asset within 5 years of acquiring it, Alexander’s, Inc. will be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Alexander’s, Inc. timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.

To the extent that Alexander’s, Inc. does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Alexander’s, Inc. fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Alexander’s, Inc. would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

Alexander’s, Inc. intends to satisfy the annual distribution requirements.

From time to time, Alexander’s, Inc. may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Alexander’s, Inc. actually receives income and when it actually pays deductible expenses and (b) when Alexander’s, Inc. includes the income and deducts the expenses in arriving at its taxable income or as described in the second preceding paragraph, if the deductibility of Alexander’s, Inc.’s business interest expense is limited. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Alexander’s, Inc. may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, Alexander’s, Inc. may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Alexander’s, Inc.’s deduction for dividends paid for the earlier year. Thus, Alexander’s, Inc. may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Alexander’s, Inc. will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

New Interest Deduction Limitation

Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion.

Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an electing real property trade or business. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. Because our operations qualify as a real property trade or business, we may elect not to have the interest deduction limitation apply to us. If we do not make the election, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.

Penalty Tax

As a REIT, Alexander’s, Inc. is subject to a 100% penalty tax with respect to certain transactions with taxable REIT subsidiaries. Effective for taxable years beginning after December 31, 2015, the PATH Act imposes an excise tax of 100% on a REIT with respect to the gross income of a taxable REIT subsidiary that is attributable to services provided to, or on behalf of, the REIT (and not to services provided to tenants), less properly allocable deductions, to the extent that the reported amount of such income is adjusted by the IRS by reason of such reported amount being less than the amount that would have been paid to a party in an arm’s-length transaction.

Failure to Qualify as a REIT

If Alexander’s, Inc. would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Alexander’s, Inc. pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which have specific relief provisions that are described above.

If Alexander’s, Inc. fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Alexander’s, Inc. will have to pay tax on its taxable income at regular corporate rates. Alexander’s, Inc. will not be able to deduct distributions to stockholders in any year in which it fails to qualify, nor will Alexander’s, Inc. be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. In addition, a noncorporate stockholder would not be eligible for the 20% deduction in respect to certain REIT dividends. Unless entitled to relief under specific statutory provisions, Alexander’s, Inc. also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Alexander’s, Inc. might not be entitled to the statutory relief described above in all circumstances.

Excess Inclusion Income

If Alexander’s, Inc. holds a residual interest in a REMIC or certain interests in a TMP from which Alexander’s, Inc. derives “excess inclusion income,” Alexander’s, Inc. may be required to allocate such income among its stockholders in proportion to the dividends received by its stockholders, even though Alexander’s, Inc. may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from Federal income tax, and (3) would result in the application of U.S. Federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.

Taxation of Holders of Common Shares or Preferred Shares

U.S. Stockholders

As used in this section, the term “U.S. stockholder” means a holder of common shares or preferred shares who, for U.S. Federal income tax purposes, is

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

Taxation of Dividends. As long as Alexander’s, Inc. qualifies as a REIT, distributions made by Alexander’s, Inc. out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. stockholders as ordinary income. Noncorporate U.S. stockholders will generally not be entitled to the tax rate applicable to certain types of dividends (giving rise to “qualified dividend income”) except with respect to the portion of any distribution (a) that represents income from dividends Alexander’s, Inc. received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), (b) that is equal to the sum of Alexander’s, Inc.’s real estate investment trust taxable income (taking into account the dividends paid deduction available to Alexander’s, Inc.) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which Alexander’s, Inc. must adopt the basis of the asset in the hands of the C corporation for Alexander’s, Inc.’s previous taxable year and less any taxes paid by Alexander’s, Inc. during its previous taxable year, or (c) that represents earnings and profits that were accumulated by Alexander’s, Inc. in a prior non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level.

Under recently enacted legislation, for taxable years beginning after December 31, 2017, and on or before December 31, 2025, noncorporate holders of shares in a REIT such as Alexander’s, Inc. are entitled to a deduction equal to 20% of any “qualified REIT dividends.” Qualified REIT dividends are defined as any dividend from a REIT that is not a capital gain dividend or a dividend attributable to dividend income from U.S. corporations or certain non-U.S. corporations. A noncorporate U.S. stockholder’s ability to claim a deduction equal to 20% of qualified REIT dividends received may be limited by the stockholder’s particular circumstances. In addition, for any noncorporate U.S. stockholder that claims a deduction in respect of qualified REIT dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. The deduction in respect of qualified REIT dividends is not available to corporate holders of shares in a REIT, such as regulated investment companies, or to noncorporate holders owning shares in a REIT indirectly through a corporate entity.

Noncorporate U.S. stockholders should consult their own tax advisors to determine the tax rates on dividends received from Alexander’s, Inc. and the ability to claim a deduction in respect of such dividends.

Distributions made by Alexander’s, Inc. will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by Alexander’s, Inc. that Alexander’s, Inc. properly designates as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held his or her common stock or preferred stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Effective for taxable years beginning after

December 31, 2015, the maximum amount of dividends that may be designated by Alexander’s, Inc. as capital gain dividends and as “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by Alexander’s, Inc. with respect to such year, including dividends paid by it in the succeeding taxable year that relate back to the prior taxable year for purposes of determining its dividends paid deduction. In addition, the IRS has been granted authority to prescribe regulations or other guidance requiring the proportionality of the designation for particular types of dividends (for example, capital gain dividends) among REIT shares.

To the extent that Alexander’s, Inc. makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. Thus, these distributions will reduce the adjusted basis which the U.S. stockholder has in his or her shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder’s adjusted basis in his or her shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

Dividends authorized by Alexander’s, Inc. in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by Alexander’s, Inc. and received by the stockholder on December 31 of that year, provided that Alexander’s, Inc. actually pays the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of Alexander’s, Inc.

Alexander’s, Inc. may make distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and a U.S. stockholder would, therefore, generally have taxable income with respect to such distributions of common shares and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

U.S. stockholders holding shares at the close of Alexander’s, Inc.’s taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Alexander’s, Inc.’s taxable year falls, the amount of Alexander’s, Inc.’s undistributed net capital gain that Alexander’s, Inc. designates in a written notice mailed to its stockholders. Alexander’s, Inc. may not designate amounts in excess of Alexander’s, Inc.’s undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Alexander’s, Inc. in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. stockholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Distributions made by Alexander’s, Inc. and gain arising from a U.S. stockholder’s sale or exchange of shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain.

Sale or Exchange of Shares. When a U.S. stockholder sells or otherwise disposes of shares, the stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the shares for more than one year. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of shares of Alexander’s, Inc. that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the stockholder from Alexander’s, Inc. which were required to be treated as long-term capital gains.

Redemption of Preferred Stock. Alexander’s, Inc.’s preferred stock is redeemable by Alexander’s, Inc. under certain circumstances described in the applicable prospectus supplement. Any redemption of Alexander’s, Inc.’s preferred stock for cash will be a taxable transaction for U.S. Federal income tax purposes. If a redemption for cash by a U.S. stockholder is treated as a sale or redemption of such preferred stock for U.S. Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. stockholder’s adjusted tax basis in the preferred stock redeemed by Alexander’s, Inc. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.

The receipt of cash by a stockholder in redemption of the preferred stock will be treated as a sale or redemption for U.S. Federal income tax purposes if the redemption:

•	is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Internal Revenue Code;

•	is a “substantially disproportionate” redemption with respect to the holder under Section 302(b)(2) of the Internal Revenue Code; or

•	results in a “complete termination” of the holder’s stock interest in Alexander’s, Inc. under Section 302(b)(3) of the Internal Revenue Code.

In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of our stock it actually owns, but also any of Alexander’s, Inc.’s stock regardless of class it constructively owns within the meaning of Section 318 of the Internal Revenue Code (including stock that is owned, directly or indirectly, by certain members of the holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).

A distribution to a stockholder will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s stock interest (taking into account all shares owned, regardless of class or series) in Alexander’s, Inc. Whether the receipt of cash by a stockholder will result in a meaningful reduction of the stockholder’s proportionate interest will depend on the stockholder’s particular facts and circumstances. If, however, as a result of a redemption of preferred stock, a U.S. stockholder whose relative stock interest (actual or constructive) in Alexander’s, Inc. is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Alexander’s, Inc. (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a “meaningful reduction” in its interest in Alexander’s, Inc.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Internal Revenue Code. A distribution to a stockholder will be “substantially disproportionate” if the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the stockholder actually and constructively owns less than 50% of the total combined voting power of Alexander’s, Inc. Because Alexander’s, Inc.’s preferred stock is nonvoting stock, a holder would have to reduce such holder’s holdings in any of our classes of voting stock (if any) to satisfy this test.

A distribution to a stockholder will result in a “complete termination” if either (1) all of the preferred stock and all other classes of Alexander’s, Inc.’s stock actually and constructively owned by the stockholder are redeemed or (2) all of the preferred stock and Alexander’s, Inc.’s other classes of stock actually owned by the stockholder are redeemed or otherwise disposed of and the stockholder is eligible to waive, and effectively waives, the attribution of Alexander’s, Inc.’s stock constructively owned by the stockholder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code.

Any redemption may not be a redemption of all of Alexander’s, Inc.’s preferred stock. If Alexander’s, Inc. were to redeem less than all of the preferred stock, a stockholder’s ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, stockholders should discuss the consequences of a partial redemption of Alexander’s, Inc.’s preferred stock on the amount of Alexander’s, Inc.’s stock actually and constructively owned by such holder required to produce the desired tax treatment.

If a U.S. stockholder’s receipt of cash attributable to a redemption of Alexander’s, Inc.’s preferred stock for cash does not meet one of the tests of Section 302 of the Internal Revenue Code described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.

Taxation of Tax-Exempt Stockholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder is not one of the types of entity described below and has not held its shares as “debt financed property” within the meaning of the Internal Revenue Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt stockholder has held the shares as “debt financed property” within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

Notwithstanding the above paragraph, tax-exempt stockholders will be required to treat as unrelated business taxable income any dividends paid by Alexander’s, Inc. that are allocable to Alexander’s, Inc. “excess inclusion” income, if any.

Income from an investment in Alexander’s, Inc.’s shares will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Internal Revenue Code,

•	is tax-exempt under Section 501(a) of the Internal Revenue Code, and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and

•	either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Alexander’s, Inc. does not expect to be classified as a pension-held REIT.

The rules described above under the heading “U.S. Stockholders” concerning the inclusion of Alexander’s, Inc.’s designated undistributed net capital gains in the income of its stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Non-U.S. Stockholders

The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. Federal income tax on a net income basis who own common shares or preferred shares, which we call “non-U.S. stockholders,” are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares or preferred shares, including any reporting requirements.

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Alexander’s, Inc. of U.S. real property interests, as discussed below, and other than distributions designated by Alexander’s, Inc. as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Alexander’s, Inc. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non- U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. Alexander’s, Inc. expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Alexander’s, Inc. or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8ECI or a successor form with Alexander’s, Inc. or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and, in either case, other applicable requirements are met.

Distributions to a non-U.S. stockholder that are designated by Alexander’s, Inc. at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Alexander’s, Inc. of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

If a non-U.S. stockholder receives an allocation of “excess inclusion income” with respect to a REMIC residual interest or an interest in a TMP owned by Alexander’s, Inc. the non-U.S. stockholder will be subject to U.S. Federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.

Return of Capital. Distributions in excess of Alexander’s, Inc.’s current and accumulated earnings and profits, which are not treated as attributable to the gain from Alexander’s, Inc.’s disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder’s shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. stockholder’s shares, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Alexander’s, Inc.

Also, Alexander’s, Inc. could potentially be required to withhold at least 15% of any distribution in excess of Alexander’s, Inc.’s current and accumulated earnings and profits, even if the non-U.S. stockholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. stockholder would not be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), upon a sale or exchange of common shares. See discussion below under “—Sales of Shares.”

Capital Gain Dividends. Distributions that are attributable to gain from sales or exchanges by Alexander’s, Inc. of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. stockholder who does not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by us, and such distributions will be taxed as described above in “—Ordinary Dividends.”

Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by Alexander’s, Inc. of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of FIRPTA. Under this statute, these distributions are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax in the case of individuals. Alexander’s, Inc. is required by applicable Treasury regulations under this statute to withhold 21% of any distribution that Alexander’s, Inc. could designate as a capital gain dividend. However, if Alexander’s, Inc. designates as a capital gain dividend a distribution made before the day Alexander’s, Inc. actually effects the designation, then although the distribution may be taxable to a non-U.S. stockholder, withholding does not apply to the distribution under this statute. Rather, Alexander’s, Inc. must effect the 21% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against its U.S. tax liability.

Share Distributions. Alexander’s, Inc. may in the future make distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “Ordinary Dividends” and “Capital Gains Dividends.” If Alexander’s, Inc. is required to withhold an amount in excess of any cash distributed along with the shares, Alexander’s, Inc. will retain and sell some of the shares that would otherwise be distributed in order to satisfy its withholding obligations.

Sales of Shares. Gain recognized by a non-U.S. stockholder upon a sale or exchange of shares generally will not be taxed under FIRPTA if Alexander’s, Inc. is a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period (provided that, effective December 18, 2015, if any class of a REIT’s stock is regularly traded on an established securities market in the United States, a person holding less than 5% of such class during the testing period is presumed not to be a foreign person, unless the REIT has actual knowledge otherwise).

Alexander’s, Inc. believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under FIRPTA generally will not apply to a sale of Alexander’s, Inc.’s shares. Assuming that Alexander’s, Inc. is and continues to be a domestically controlled REIT, taxation under FIRPTA generally will not apply to a sale of Alexander’s, Inc.’s shares. However, gain to which FIRPTA does not apply will be taxable to a non-U.S. stockholder if investment in the shares is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If Alexander’s, Inc. does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. stockholder of a sale of shares depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. stockholder. Specifically, effective for dispositions on or after December 31, 2015, a non-U.S. stockholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the stockholder owned more than 10% of the shares of such class at any time during a specified period (5% of the shares if disposed before December 31, 2015). A non-U.S. stockholder that holds a class of Alexander’s, Inc’s shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the stock was acquired by the stockholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Alexander’s, Inc.’s outstanding shares with the lowest fair market value. If a non-U.S. stockholder holds a class of Alexander’s, Inc.’s shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax in the case of nonresident alien individuals. For purposes of determining the amount of shares owned by a stockholder, complex constructive ownership rules apply. You should consult your tax advisors regarding such rules in order to determine your ownership in the relevant period.

Qualified Shareholders and Qualified Foreign Pension Funds. Effective December 18, 2015, stock of a REIT will not be treated as a U.S. real property interest (a “USRPI”) subject to FIRPTA if the stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” as defined below, or “qualified foreign pension fund,” as defined below. Similarly, any distribution made to a “qualified shareholder” or “qualified foreign pension fund” with respect to REIT stock will not be treated as gain from the sale or exchange of a USRPI to the extent the stock of the REIT held by such qualified shareholder or qualified foreign pension fund is not treated as a USRPI.

Qualified Shareholders. A “qualified shareholder” generally means a foreign person which (i) (x) is eligible for certain income tax treaty benefits and the principal class of interests of which is listed and regularly traded on at least one recognized stock exchange or (y) a foreign limited partnership that has an agreement with the United States for the exchange of information with respect to taxes, has a class of limited partnership units which is regularly traded on the New York Stock Exchange or the Nasdaq Stock Market, and such units’ value is greater than 50% of the value of all the partnership’s units; (ii) is a “qualified collective investment vehicle;” and (iii) maintains certain records with respect to certain of its owners. A “qualified collective investment vehicle” is a foreign person which (i) is entitled, under a comprehensive income tax treaty, to certain reduced withholding rates with respect to ordinary dividends paid by a REIT even if such person holds more than 10% of the stock of the REIT; (ii) (x) is a publicly traded partnership that is not treated as a corporation, (y) is a withholding foreign partnership for purposes of chapters 3, 4 and 61 of the Code, and (z) if the foreign partnership were a United States corporation, it would be a U.S. real property holding corporation, at any time during the 5-year period ending on the date of disposition of, or distribution with respect to, such partnership’s interest in a REIT; or (iii) is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or is required to include dividends in its gross income, but is entitled to a deduction for distribution to a person holding interests (other than interests solely as a creditor) in such foreign person.

Notwithstanding the foregoing, if a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified shareholder, holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder and will be subject to FIRPTA.

Qualified Foreign Pension Funds. A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Alexander’s, Inc.’s shares.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold shares through a non-U.S. person (e.g. a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding).

Payments of gross proceeds from a sale or other disposition of shares could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Common shares or preferred shares held by a non-U.S. stockholder at the time of death will be included in the stockholder’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

In general, if you are a non-corporate U.S. stockholder, Alexander’s, Inc. and other payors are required to report to the United States IRS all dividend payments, or other taxable distributions, made on your common shares or preferred shares. In addition, Alexander’s, Inc. and other payors are required to report to the United States IRS any payment of the proceeds of the sale, repurchase or redemption of your common shares or preferred shares before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of dividends) you are notified by the United States IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-U.S. stockholder, Alexander’s, Inc. and other payors are required to report payments of dividends on your common shares or preferred shares on IRS Form 1042-S. Payments of dividends or other taxable distributions made by Alexander’s, Inc. and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-U.S. Stockholders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of common shares or preferred shares effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of common shares or preferred shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of common shares or preferred shares under FATCA if you are, or are presumed to be, a United States person. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

State or local taxation may apply to Alexander’s, Inc. and its stockholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Alexander’s, Inc. and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Alexander’s, Inc.

Taxation of Holders of Most Fixed Rate Debt Securities

This section describes the material United States Federal income tax consequences of owning the fixed rate debt securities that Alexander’s, Inc. may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

The tax consequences of owning any fixed rate debt securities that are zero coupon debt securities or original issue discount debt securities, floating rate debt securities, zero coupon debt securities, original issue debt securities, convertible or exchangeable debt securities, or indexed debt securities that Alexander’s, Inc. offers will be discussed in the applicable prospectus supplement.

United States Debt Security Holders

This subsection describes the tax consequences to a United States debt security holder. You are a United States debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to “—United States Alien Debt Security Holders” below.

Payments of Interest. You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

The debt security may be issued with a de minimis amount of original issue discount (“OID”). While a United States debt security holder is generally not required to include de minimis original issue discount in income prior to the sale or maturity of the debt security, under recently enacted legislation, United States debt security holders that maintain certain types of financial statements and that are subject to the accrual method of tax accounting may be required to include de minimis original issue discount on the debt security in income no later than the time upon which they include such amounts in income on their financial statements. United States debt security holders that maintain financial statements should consult their tax advisors regarding the tax consequences to them of this legislation.

Purchase, Sale and Retirement of Fixed Rate Debt Securities. Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your debt security. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

United States Alien Debt Security Holders

This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are, for United States Federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States Federal income tax on a net income basis on income or gain from a debt security.

If you are a United States debt security holder, this subsection does not apply to you.

Under United States Federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a United States alien debt security holder:

•	Alexander’s, Inc. and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Alexander’s, Inc.,

2.	you are not a controlled foreign corporation that is related to Alexander’s, Inc. through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

4.	The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the fixed rate debt securities in accordance with U.S. Treasury regulations, and

•	no deduction for any United States Federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States Federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Alexander’s, Inc. and

•	the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Alexander’s, Inc.’s debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Pursuant to FATCA, FATCA withholding may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source dividends. Payments of interest that you receive in respect of the shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g. a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult with your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the IRS all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien debt security holder, we and other payors are required to report payments of interest on your fixed rate debt securities on IRS Form 1042-S. Payments of principal, premium or interest, including original issue discount, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Debt Security Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of fixed rate debt securities under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

Alexander’s, Inc. may sell the offered securities through agents, to or through underwriters, or directly to other purchasers or through a combination of any of these methods of sale.

Alexander’s, Inc. will identify any underwriters or agents and describe their compensation in a prospectus supplement or term sheet.

Alexander’s, Inc., directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933.

Alexander’s, Inc. will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

Alexander’s, Inc. may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Alexander’s for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any securities will be.

VALIDITY OF THE SECURITIES

The validity of the securities issued under this prospectus will be passed upon for us by Shearman & Sterling LLP, New York, New York, counsel to Alexander’s, Inc. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Alexander’s, Inc.’s Annual Report on Form 10-K, and the effectiveness of Alexander’s, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of expenses (all of which are estimated) in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

SEC registration fee		$(1)
Printing and engraving expense		*
Legal fees and disbursements		*
Accounting fees and disbursements		*
Transfer agent’s, Depositary’s and Trustee’s fees and disbursements		*
Blue sky fees and expenses		*
Miscellaneous (including listing and rating agency fees)		*

Total	$	*

*	These fees are calculated based, in part, on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers under certain circumstances. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s certificate of incorporation, by-laws, agreement or otherwise.

Alexander’s, Inc.’s certificate of incorporation provides that our officers and directors will be indemnified to the fullest extent permitted by Delaware law. The directors shall be liable to us or the stockholders for monetary damages for breach of the director’s fiduciary duty. Such provision does not limit a director’s liability to us or our stockholders resulting from: (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

Alexander’s, Inc.’s certificate of incorporation provides that we shall pay the expenses incurred by our officers or directors in defending a civil or criminal action, suit, or proceeding involving such person’s acts or omissions as an officer or a director of ours if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of us or our stockholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, indemnification of an officer shall be made by us only as authorized in a specific case upon the determination that indemnification of the officer or director is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (i) by majority vote of our directors who are not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion, or (iii) by our stockholders. Alexander’s, Inc.’s certificate of incorporation authorizes us to pay the expenses incurred by an officer or a director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by us.

We have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent or is liable as our director, or is or was serving, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, regardless of whether we would have power to indemnify him or her against such liability.

We have purchased a policy of directors’ and officers’ insurance that insures both us and our officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.

Pursuant to the form of Underwriting Agreement, to be filed by amendment hereto or by Form 8-K, the underwriters will agree, subject to certain conditions, to indemnify Alexander’s, Inc., its directors, certain of its officers and persons who control Alexander’s, Inc. within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities.

ITEM 16.	EXHIBITS

EXHIBIT INDEX

NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement (for Common Stock)

1.2*	Form of Underwriting Agreement (for Preferred Stock)

1.3*	Form of Underwriting Agreement (for Debt Securities)

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 033-62779) filed September 20, 1995)

3.2	By-laws of the Company (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-06064) filed May 9, 2000)

4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-155727) filed November 26, 2008)

4.2*	Form of Preferred Stock Certificate of Designation

4.3	Form of Indenture for Senior Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-110673) filed November 21, 2003)

4.4	Form of Senior Debt Security (included in Exhibit 4.3, incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-110673) filed November 21, 2003)

4.5	Form of Indenture for Subordinated Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-110673) filed November 21, 2003)

4.6	Form of Subordinated Debt Security (included in Exhibit 4.5, incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-110673) filed November 21, 2003)

4.7	Form of Deposit Agreement (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-110673) filed November 21, 2003)

4.8	Form of Depositary Receipt (included in Exhibit 4.7, incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-110673) filed November 21, 2003)

4.9*	Form of Warrant Agreement

4.10*	Form of Warrant (included in Exhibit 4.9)

5.1**	Opinion of Shearman & Sterling LLP

8.1**	Tax Opinion of Shearman & Sterling LLP

12.1	Statement Regarding Computation of Consolidated Ratios of Earnings to Fixed Charges (incorporated by reference to the Company’s Annual Report on Form 10-K (File No. 001-06064) filed February 12, 2018)

23.1**	Consent of Deloitte & Touche LLP

23.2	Consent of Shearman & Sterling LLP (included in its opinions filed as Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page)

25.1**	Statement of Eligibility The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the form of Indenture for Senior Debt Securities

25.2**	Statement of Eligibility The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the form of Indenture for Subordinated Debt Securities

*	To be filed by amendment or in a Current Report on Form 8-K.
**	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(i)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alexander’s, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on March 30, 2018.

ALEXANDER’S, INC.

By:	/s/ Matthew Iocco
Matthew Iocco Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Roth and Matthew Iocco, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits to the registration statement and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Steven Roth Steven Roth	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 30, 2018

/s/ Matthew Iocco Matthew Iocco	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2018

/s/ Thomas R. DiBenedetto Thomas R. DiBenedetto	Director	March 30, 2018

/s/ David Mandelbaum David Mandelbaum	Director	March 30, 2018

/s/ Wendy Silverstein Wendy Silverstein	Director	March 30, 2018

/s/ Arthur Sonnenblick Arthur Sonnenblick	Director	March 30, 2018

/s/ Richard R. West Richard R. West	Director	March 30, 2018

/s/ Russell B. Wight, Jr. Russell B. Wight, Jr.	Director	March 30, 2018